Exhibit 10.26d
AMENDMENT NO. 3
TO THE
KAR AUCTION SERVICES, INC. EMPLOYEE STOCK PURCHASE PLAN
WHEREAS, KAR Auction Services, Inc. (the “Company”) maintains the KAR Auction Services, Inc. Employee Stock Purchase Plan (the “Plan”);
WHEREAS, the Company desires to amend the Plan as set forth below;
NOW, THEREFORE, the Plan is hereby amended, effective July 31, 2018, as follows:

1.	Section 1.5 of the Plan is hereby amended by deleting the date “December 31, 2018” and replacing it with the date “December 31, 2028.”

2.	Section 2.2(c) is hereby deleted in its entirety.
IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date and the year first written above.
KAR AUCTION SERVICES, INC.

/s/ James P. Hallett
By:    James P. Hallett
Title:    Chief Executive Officer